UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023 (February 22, 2023)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On February 22, 2023, the Board of Directors (the “Board”) of Carriage Services, Inc. (the “Company”) elected Carlos R. Quezada, President and Chief Operating Officer of the Company, to serve as a Class II director, effective immediately, until the Company’s 2025 annual meeting of stockholders. The Board also appointed Mr. Quezada to serve as Vice Chairman of the Board.
Mr. Quezada joined the Company in June 2020 as Vice President of Cemetery Sales and Marketing and was subsequently promoted to Senior Vice President of Sales and Marketing. On June 1, 2021, Mr. Quezada was subsequently appointed Executive Vice President and Chief Operating Officer and, on February 23, 2022, the Company’s Board appointed Mr. Quezada to serve in his current role as the Company’s President and Chief Operating Officer. Prior to joining the Company, Mr. Quezada served as a Managing Director for Service Corporation International from 2009 to 2020, where he held leadership roles for both sales and operations. Mr. Quezada joined the deathcare industry after serving in the hospitality industry for more than 20 years where he held a variety of leadership roles, including Chief Operating Officer, President and Chief Executive Officer for privately held multiunit companies. Mr. Quezada has a Masters in Management from Tulane University and an MBA with an emphasis in Finance from Universidad Francisco Marroquin.
There are no family relationships between Mr. Quezada and any officer or other director of the Company, and there have been no transactions, nor are there any proposed transactions, between Mr. Quezada and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Quezada and any other person pursuant to which he was appointed as a director. Mr. Quezada will not receive any additional compensation as a result of his appointment to the Board.
Mr. Quezada will serve as a non-independent member of the Board, and the Board does not expect to appoint Mr. Quezada to any of its standing committees. Following the appointment of Mr. Quezada, the Board is now comprised of six directors, including four independent directors.
ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.
Effective February 22, 2023, the Company’s Board, on the recommendation of the Board’s Audit Committee, approved various amendments to the Company’s Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers and employees of the Company and its subsidiaries. In addition to making certain technical and administrative updates, the amendments to the Code include, among other things, summarizing and clarifying the Company’s existing compliance requirements and also identifies and expands upon certain policies, including those related to bribery and kickbacks, antitrust, political activity and improper influence on auditors. The approval of the amendments to the Code did not relate to or result in any waiver, whether explicit or implicit, of any provision of the prior version of the Code.
The above description of the Code is qualified in its entirety by reference to the full text of the Code, a complete copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Code, as amended, is available in the Corporate Governance section of the Company's website at: www.carriageservices.com. The information on the Company’s website does not constitute part of this Current Report on Form 8-K and is not incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
The following are furnished as part of this Current Report on Form 8-K:

Exhibit	Description

14.1	Carriage's Code of Business Conduct and Ethics dated February 22, 2023
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: February 27, 2023	By:	/s/ Steven D. Metzger
Steven D. Metzger
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description

14.1	Carriage's Code of Business Conduct and Ethics dated February 22, 2023
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL